EXHIBIT 1.02

FIRST AMENDMENT TO DISTRIBUTION AGREEMENT

     This First Amendment to Distribution Agreement (this “First Amendment”) is made and entered into as of November 7, 2003 (the “Amendment Date”) by and between United Dominion Realty Trust, Inc., a Maryland corporation (the “Company”), and each of J.P. Morgan Securities Inc., Banc of America Securities LLC, Goldman, Sachs & Co., McDonald Investments, Inc., Citigroup Global Markets Inc., and Wachovia Capital Markets, LLC, f/k/a Wachovia Securities Inc. (each an “Agent”, and together, the “Agents”).

     WHEREAS, the parties entered into that certain Distribution Agreement, dated as of February 24, 2003 (the “Original Agreement”), with respect to the issue and sale by the Company of its Medium-Term Notes Due Nine Months or More From the Date of Issue. The Original Agreement, as amended by this First Amendment, is hereinafter referred to as the “Agreement”; and

     WHEREAS, the parties desire to amend the Original Agreement pursuant to the terms and conditions set forth in this First Amendment.

     NOW THEREFORE, in consideration of the mutual agreements and covenants set forth in the Original Agreement and this First Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Amendment to First Paragraph.

     (a) The reference to “a Virginia corporation” in the first paragraph of the Original Agreement is hereby amended to read “a Maryland corporation.”

     (b) The reference to “$300,000,000 aggregate initial offering price” in the first paragraph of the Original Agreement is hereby amended to read “$500,000,000 aggregate initial offering price.”

     2. Amendment to Section 2(a)(i). The reference to the “Commonwealth of Virginia” in Section 2(a)(i) of the Original Agreement is hereby amended to read the “State of Maryland.”

     3. Amendment of Section 5(a)(1)(ii). The first reference to “Maryland” in Section 5(a)(1)(ii) of the Original Agreement is hereby amended to read “Virginia.”

     4. Amendment to Exhibit B. The reference to “a Virginia corporation” in the first paragraph of Exhibit B to the Original Agreement is hereby amended to read “a Maryland corporation.”

     5. Definitions. Any capitalized term used in this First Amendment and not defined in this First Amendment shall have the meaning assigned to such term in the Original Agreement.

     6. Governing Law. This First Amendment and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against any Agent in connection with or arising under this First

Amendment shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

     7. Counterparts. This First Amendment may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this First Amendment may be communicated by facsimile transmission and shall be binding upon the party transmitting the same by facsimile transmission.

     8. Original Agreement. Except as expressly modified by the terms hereof, the terms and provisions of the Original Agreement shall remain in full force and effect as originally written.

     9. Entire Agreement. This First Amendment represents the entire agreement of the parties with respect to the subject matter herein contained and supersedes all prior correspondence, conversations and negotiations with respect to those subjects.

     10. Successors and Assigns. This First Amendment shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, personal representatives, successors and assigns.

[Signatures Follow On a Separate Page]

     If the foregoing is in accordance with the Agents’ understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

UNITED DOMINION REALTY TRUST, INC.

By:	/s/ Christopher D. Genry

	Name:	Christopher D. Genry

	Title:	Executive Vice President and Chief Financial Officer

     Confirmed and accepted, as of the date first above written:

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamadi

Name: Robert Bottamadi
Title: Vice President

BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone

Name: Peter J. Carbone
Title: Vice President

/s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

MCDONALD INVESTMENTS INC.

By:	/s/ Nida Raza

Name: Nida Raza
Title: Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Martha D. Bailey

Name: Martha D. Bailey
Title: Senior Vice President

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Teresa Hee

Name: Teresa Hee
Title: Vice President

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